L E A S E

                                     Between

                          Viking Investment Associates

                                       and

                              Lone Star Ford Inc.

                                TABLE OF CONTENTS
                                -----------------

ARTICLE                 SUBJECT                               PAGE
-------                 -------                               ----
I           Parties                                             1
II          Demised Premises                                    2
III         Term and Use                                        3
TV          Rental                                              4
V           Rental Payments                                     5
VI          Ownership, Possession, and Warranty                 6
VII         Fixtures and Personal Property                      7
VIII        Internal Maintenance and Tenant's Covenent          8
            to Surrender Premises in Good Condition
IX          External Maintenance                                9
X           Taxes and Insurance                                10
XI          Tax Clause                                         12
XII         Rights of Payment upon Default                     12
XIII        Tenant's Default                                   13
XIV         Utilities                                          14
XV          Assigning and Subletting                           15
XVI         Environmental and ADA Liability                    16
XVII        Destruction by Fire                                17
XVIII       Notices                                            18
XIX         Agreement between Landlord and Tenant              19
XX          Obligations of Successors                          20
XXI         Subordination of Lease                             21

STATE OF TEXAS
COUNTY OF HARRIS

                                   ARTICLE I


PARTIES:

     THIS LEASE, made as of the 1st day of January 1995, by and between Lone Star Ford Inc., hereinafter called "Tenant" and Viking Investment Associates, hereinafter called "Landlord."

                                   ARTICLE II

LEASED PREMISES:

     The landlord, in consideration of the covenants, conditioner agreements, and stipulations of the Tenant hereinafter expressed, does hereby demise and lease the following premises situated in the City of Houston and State of Texas, described as follows:

     24.76 Acres in three tracts
                    Tract I   = 10.67 acres
                    Tract II  = 9.29 acres
                    Tract III = 4.8 acres

     Buildings - on Tract I  = Main Garage of 52,500 SF
                               Showroom of 13,200 SF
                               Parts Building of 14,025 SF
                 on Tract II = Used Car Building of 2,125 SF on Tract II = Body Shop of 26,450 SF

     The 24.76 acres are lots 3,6,7 of the F.C. Trickey Subdivision of record in Volume 176 Page 222 in Harris County Court House also a Part of Abstract 565.

                                  ARTICLE III

TERM AND USE:

     To have and to hold the same for a term of ten (10) years to commence on January 1, 1995.

     Tenant convenants to occupy and use the demised premises during the term of this lease and any renewals thereof as an office and warehouse and for such purpose and in such manner as shall not violate the zoning ordinances and other regulations of the Federal, State, County, or Municipal authorities now in force or hereafter adopted which in any manner affect the use of the demised premises or any appurtenances thereto.

                                   ARTICLE IV

RENTAL:

     The landlord hereby reserves and the Tenant hereby agrees to pay the Landlord upon the commencement of the ten(10) year term referred to hereinbefore an annual rental of $360,000 said payments to be made in twelve equal monthly installments of $30,000 each, between the first and fifth days of each month during the lease term except that the first years rent will be reduced to ______________ as an inducement to lease.

                                    ARTICLE V

RENTAL PAYMENTS:

     All rental payments provided herein shall be made to Landlord at:

               Viking Investment Associates
               PO Box 18747
               Charlotte, NC 28218

until notice to the contrary is given by Landlord.

                                   ARTICLE VI

OWNERSHIP, POSSESSION AND WARRANTY

     The Landlord covenants that it is lawfully seized of the demised premises and of the parking areas, driveways, and footways and has good right and lawful authority to enter into this lease for the full term aforesaid, that Landlord will put the Tenant in actual possession of the demised premises at the beginning of the term aforesaid, and that Tenant, on paying the said rent and performing the covenants herein agreed to by it to be performed, shall and may peaceably and quietly have, hold, and enjoy the demised premises and use the appurtenances thereto as hereinabove referred to for the said term.

                                  ARTICLE VII

FIXTURES AND PERSONAL PROPERTY:

     Any trade fixtures, equipment, and other property installed in or attached to the demised premises by and at the expense of the Tenant and all light fixtures provided by Tenant and installed by Landlord and all other items whether trade fixtures or otherwise, installed by the Tenant shall remain as the property of the Tenant and the Landlord agrees that the Tenant shall have the right at any time and from time to time, provided it be not in default hereunder, to remove any and all of its trade fixtures, equipment, and other property which it nay have stored or installed on the demised premises; provided, however, in much event Tenant shall restore the demised premises substantially to the same condition in which they were at the time the Tenant took possession.

                                  ARTICLE VIII

      INTERNAL MAINTENANCE AND TENANT'S COVENANT TO SURRENDER PREMISES IN
                                 GOOD CONDITION

     Tenant covenants that it will at its own expense keep and maintain in good order and repair the interior of the improvements, including without limitation all window glass, plumping, wiring, electrical systems, heating, and air conditioning system. Tenant further covenants that it will at its own expense repair any damage to the exterior of said improvements and to the parkway, driveways, and footways occasioned or necessitated by the negligence or willfulness of its agents or employees. Tenant covenants and agrees that it will not make structural changes or alterations without the written consent of the Landlord; that it will not in any manner deface or injure said premises or any part thereof; and that it will return said premises peacefully and promptly to the Landlord at the end of the term of this lease, or at any previous termination thereof, in as good condition as the same are at the beginning of the term, loss by fire or other hazard and by ordinary wear and tear excepted.

                                  ARTICLE IX

EXTERNAL MAINTENANCE

     Tenant covenants that it will at its own expense keep and maintain The exterior and principal interior structural portions of the improvements and the demised premises.

                                   ARTICLE X

TAXES AND INSURANCE

     The Tenant shall pay all real estate taxes on the demised premises, parking areas, and driveways. Tenant will maintain and pay for adequate fire insurance, with extended coverage, on the demised premises. If during the term of this lease the demised premises are used by the Tenant for any purpose or in any manner that causes the improvements to be rated by fire insurance companies as extra hazardous, Tenant will pay The additional insurance premium caused by such use.

     (Public Liability Insurance) Landlord shall not be responsible for damages to property or injuries to persons which may arise from or be incident to the use and occupancy of the leased premises, nor for damages to the property or injuries to the person of tenant or of others who may be on said premises at Tenant's invitation and Tenant shall hold Landlord harmless from any and all claims for such damages or injuries. It is further agreed that Tenant shall procure and maintain during the term of this Lease Agreement a comprehensive general liability policy with a combined single limit of liability of $1,000,000 per occurrence for both bodily injury and property damage. Landlord shall be named an additional insured under such policy of insurance and be furnished with a certificate of insurance for this coverage.

     Tenant shall provide for all hazard insurance on its own contents in the demised premises.

     Tenant shall pay all personal property taxes.

                                   ARTICLE XI

TAX CLAUSE:

     The Tenant agrees to pay any and all ad valorem Taxes assessed or levied against or upon the premises.

     It is understood and agreed that Tenant shall have the right, in its name or the name of Landlord, to protest or review by legal proceedings or in such other manner as it may deem suitable any tax or assessment with respect to the demised premises, provided any such protest or review shall be at the sole cost or expense of Tenant.

                                   ARTICLE XII

RIGHTS OF PAYMENT UPON DEFAULT

     The Landlord agrees that if it shall at any time fail to pay taxes and to provide and pay for any insurance required of it under the terms of this lease, then Tenant may at its option without liability for forfeiture pay such taxes or provide and pay for such insurance and deduct the actual cost thereof from the rent next thereafter falling due hereunder.

     Landlord further agrees that Tenant shall also have the right at its option without liability or forfeiture to pay when due or within the grace period permitted any installment of mortgage indebtedness upon the demised premises when the payment thereof shall be necessary to preserve Tenant's leasehold interest hereunder and deduct the payment thereof from the rent thereafter falling due hereunder.

     Tenant agrees to pay as rent in addition to the rental herein reserved any and all sums which may become due for reason of failure of Tenant to comply with all of the covenants of this lease and any and all damages, costs, and expenses which the Landlord may suffer or incur by reason of any default of the Tenant, or failure on its part to comply with the covenants of this lease and each of them, and also any and all damages to the demised premises caused by any act or neglect of the Tenant. Upon notification from any first Mortgagee on the aforementioned described property the Tenant hereby agrees to give said Mortgagee 30 days notice in writing of any defaults under this lease in order that said Mortgagee may have the right to cure said defaults at their sole option.

                                  ARTICLE XIII

TENANT'S  DEFAULT:

     If the Tenant shall make default in any covenant or agreement to be performed by it and if after written notice from Landlord to Tenant such default shall continue for a period of ten (10) days or if the leasehold interest of the Tenant shall be taken on execution or other process of law or if the Tenant shall petition to be or be declared bankrupt or insolvent according to law, or make any conveyance or general assignment for the benefit of creditors, or if a receiver be appointed for such Tenant's property and such appointment be not vacated and set aside within thirty (30) days from the date of such appointment, or if proceedings for reorganization or for composition with creditors be instituted by or against such Tenant, then, and in any of said cases, the Landlord may immediately or at any time thereafter and without further notice or demand enter into and upon said premises for any part thereof and take absolute possession of the same fully and absolutely without such re-entry working a forfeiture of the rents to be paid and the covenants to be performed by the Tenant for the full term of this lease and may at the Landlord's election lease or sublet such premises or any part thereof on such terms and conditions and for such rents and for such time as the Landlord may elect and after crediting the rent actually collected by the Landlord from such reletting on the rentals stipulated to be paid under this lease by the Tenant, collect from the Tenant any balance remaining remaining on the rent reserved under this lease.

                                  ARTICLE XIV:

UTILITIES:

     During the term of this lease, Tenant shall provide and pay for all lights, heat, water, and other utilities upon the demised premises.

                                   ARTICLE XV

ASSIGNING AND SUBLETTING.

     The Tenant may not assign this lease or sublet the whole or any part of the demised premises without the written consent of the Landlord, it being understood and agreed that such consent will not be unreasonably withheld. In the event the Landlord at any time in writing consents to the assignment of this lease or to the subletting of the whole or any part of the demised premises, such assignment or subletting shall be in writing and shall be subject to the following conditions:

     (a) That neither such assignment nor sublease nor the acceptance of rent by the Landlord from such assignee or subtenant shall relieve, release, or in any manner affect the liability of that Tenant hereunder;

     (b) That the said assignee or subtenant by an instrument in writing in recordable form shall assure and agree to keep, observe, and perform all of the agreements, conditions, covenants, and terms of this lease on the part of the Tenant to be kept, observed, and performed, and shall be, and become jointly and severally liable with the Tenant for the non-performance thereof;

     (c) That a duplicate-original of such instrument of assignment or sublease and assumption shall be delivered to the Landlord as soon as such assignment or sublease and assumption have been executed and delivered; and

     (d) That no further or additional assignment of this lease or sublease shall be made, except upon compliance with and subject to the provisions of this paragraph.

                                   ARTICLE XVI

Environmental and ADA Liability:

     The Tenant assumes all liability caused by non compliace or violation of Federal, State, County, or City EPA or ADA Ordinances or Rulings. Tenant will hold Landlord harmless for same.

                                  ARTICLE XVII

DESTRUCTION BY FIRE:

     The parties hereto mutually agree that it the improvements erected upon the demised premises be damaged by fire or other cause insured against by Landlord, Landlord will repair the said damages as promptly as practicable, under the supervision of Tenant's engineering department, and Tenant shall meanwhile be entitled to an abatement in rent to the extent of the loss of use suffered by it. In the event of the destruction (meaning by "destruction" damage to the extent of seventy-five (75) percent or more of its value) of the said building by fire or other cause insured against, either party may, at its option, cancel and terminate this lease by giving to the other written notice thereof at any time within thirty (30) days after the date of such destruction.

                                  ARTICLE XVIII

NOTICES:

     Whenever in this lease it shall be required or permitted that notice or demand be given or served by either party to this lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and forwarded by mail addressed as follows:

To the Landlord:  Viking Investment Associates
                  P.O. Box 18747
                  Charlotte, NC 28218

To the Tenant:    Lone Star Ford
                  8477 North Freeway
                  Houston, Texas 77037

                                   ARTICLE XIX

AGREEMENT BETWEEN LANDLORD AND TENANT:

     It is expressly understood and agreed by and between the parties hereto that this lease sets forth all the promises, agreements, conditions, and understandings between Landlord and Tenant relative to the demised premises, and that there are no promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth. It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

                                   ARTICLE XX

OBLIGATIONS OF SUCCESSORS:

     The Landlord and the Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants and agreements were used in each separate paragraph hereof and that all the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns.

                                   ARTICLE XXI

SUBORDINATION OF LEASE;

     This lease, its terms and conditions, and all the leasehold interest and rights hereunder, are expressly made, given, and granted subject and subordinate to the lien of any bona fide mortgage or deed of trust now or hereafter or imposed upon all or any part of the demised premises, and Tenant agrees to execute and deliver to Landlord, its successors or assigns, or to any other person or corporation designated by the Landlord, any instrument or instruments requested by Landlord consenting to any such mortgage or trust deed placed upon the premises and subordinating this lease thereto.

     In the event of subordination, all rights of Tenant hereunder shall be fully preserved and protected as long as Tenant complies with all the covenants or conditions herein assumed by it.

     IN TESTIMONY WHEREOF, the Landlord and the Tenant have caused these presents to be executed and delivered as of the day and year stated in Article I.

                                           Viking Investment Associates
                                       By: Sonic Financial Corp, Partner

Witness:                               By: /s/ William R. Brooks
/s/[ILLEGIBLE]                             -----------------------------
                                           William R. Brooks
                                           VP

                                           Lone Star Ford Inc.
Witness:                               By: /s/ [ILLEGIBLE]
/s/[ILLEGIBLE]                             -----------------------------

STATE OF NORTH CAROLINA
COUNTY OF Cabarrus

     I, Betty S. Robinson, a Notary Public for said County and State, do hereby certify that William R. Brooks personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and notarial seal, this the 6 day of December, 1995.

                                           /s/Betty S. Robinson
                                           -------------------
                                           Notary Public

My commission expires:
02/27/99
----------------------


STATE OF Texas
COUNTY OF Harris

     I, Carla Stewart, a Notary Public for said County and State, do hereby certify that Roger L. Swick personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and notarial seal, this the 6 day of Dec, 1995.

                                           /s/ Carla Stewart
                                           -----------------
                                           Notary Public

My commission expires:
11-30-97

                                     - 22 -